As filed with the Securities and Exchange Commission on October 23, 2007
                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

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                             SALON MEDIA GROUP, INC.
             (Exact name of Registrant as specified in its charter)

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            Delaware                                     94-3228750
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

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                           101 Spear Street, Suite 203
                             San Francisco, CA 94105
                    (Address of principal executive offices)

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                     Salon Media Group, Inc. 2004 Stock Plan
                            (Full title of the plan)

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                               Christopher Neimeth
                      Chief Executive Officer and Director
                             Salon Media Group, Inc.
                           101 Spear Street, Suite 203
                             San Francisco, CA 94105
                                 (415) 645-9200
           (Name, address, and telephone number, including area code, of agent for service)

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                                    Copy to:
                                 Andrew D. Zeif
                                DLA Piper US LLP
                             2000 University Avenue
                      East Palo Alto, California 94303-2248
                                 (650) 833-2000

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
                                               CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                         Proposed Maximum
    Title of Securities to be         Amount to be      Offering Price Per        Proposed Maximum            Amount of
           Registered                Registered (1)            Share          Aggregate Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value....  552,739 shares (2)        $1.57 (3)                $867,800                 $26.64
----------------------------------------------------------------------------------------------------------------------------
Common Stock $0.001 par value....  247,261 shares (4)        $1.55 (5)                $383,255                 $11.77
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              TOTAL                  800,000 shares             --                  $1,251,055                 $38.41
============================================================================================================================

(1) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
(2) Represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 2004 Stock Plan and which have not previously been registered.
(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.
(4) Represents the sum of shares authorized to be granted under the 2004 Stock Plan but not subject to presently outstanding options.
(5) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of our common stock as reported on the OTC Bulletin Board on October 22, 2007.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Salon Media Group, Inc. (the "Registrant," "Company," "us" or "our") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) Our Annual Report on Form 10-K dated June 27, 2007 filed under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for our fiscal year ended March 31, 2007;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above and

     (c) The description of our common stock contained in our Registration Statement on Form 8-A filed on June 16, 1999 pursuant to Section 12(g) of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by under Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company's Bylaws also empower it to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and certain of its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     Exhibit
     Number        Description
    --------       ------------------------------------------------------------
       5.1         Opinion of DLA Piper US LLP.

      23.1         Consent of Independent Registered Public Accounting Firm.

      23.2         Consent of DLA Piper US LLP (see Exhibit 5.1).

      24.1 Power of Attorney (included in the signature page to this registration statement).

Item 9.  Undertakings.

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Salon Media Group, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 23rd day of October, 2007.

                                        SALON MEDIA GROUP, INC.


                                        By: /s/ Christopher Neimeth
                                            ------------------------------------
                                            Christopher Neimeth
                                            Chief Executive Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher Neimeth and Conrad Lowry, and each of them, as his attorneys-in-fact, with full power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Name                             Title                     Date
---------------------------    -----------------------------    ----------------

/s/ Christopher Neimeth        Chief Executive Officer          October 23, 2007
---------------------------    and Director
Christopher Neimeth

                               Director                         October 23, 2007
---------------------------
Deepak Desai

/s/ Robert Ellis               Director                         October 23, 2007
---------------------------
Robert Ellis

/s/ Elizabeth Hambrecht        Director                         October 23, 2007
---------------------------
Elizabeth Hambrecht

/s/ George Hirsch              Director                         October 23, 2007
---------------------------
George Hirsch

/s/ Robert McKay               Director                         October 23, 2007
---------------------------
Robert McKay

                               Director                         October 23, 2007
---------------------------
James Rosenfield

                               Director                         October 23, 2007
---------------------------
David Talbot

/s/ John Warnock               Director, Chairman of the        October 23, 2007
---------------------------    Board of Directors
John Warnock

                                INDEX TO EXHIBITS

      Exhibit
      Number        Description
     --------       -----------------------------------------------------------
        5.1         Opinion of DLA Piper US LLP.

       23.1         Consent of Independent Registered Public Accounting Firm.

       23.2         Consent of DLA Piper US LLP (see Exhibit 5.1).

       24.1 Power of Attorney (included in the signature page to this registration statement).